P.O. Box 219139, Kansas City, MO 64121-9139	Application for Individual Variable Annuity

ANNUITANT
Name (First, Middle, Last)		☐ Male ☐ Female	Tax ID or Social Security Number
Street Address	City		State	Zip Code
Cell Phone Number ( )	Home Phone Number ( )	Date of Birth (Month/Day/Year) / /		State of Birth

OWNER	If multiple owners, complete additional owner information supplement.
Name (First, Middle, Last)			☐ Trustee	☐ Male ☐ Female
Street Address	City	State	Zip Code
Tax ID or Social Security Number	Date of Birth (Month/Day/Year) / /		State of Birth
The Annuitant will be the Owner, unless otherwise stated.  For non-qualified annuities only – If the Owner is other than the Annuitant, the beneficiary, in the event of the Owner’s death, will automatically be the Annuitant, unless otherwise specified below.
Owner’s Beneficiary	Relationship to Owner

BENEFICIARY (with right to change)
Unless otherwise stated, benefits are payable equally to the named beneficiary(ies) or to the surviving beneficiary(ies).
if benefits are payable other than equally, please indicate a contingent beneficiary for each primary beneficiary.

Primary Beneficiary	Relationship to Annuitant
Street Address	City	State	Zip Code
Tax ID or Social Security Number	Date of Birth (Month/Day/Year)		/ /
Contingent Beneficiary	Relationship to Annuitant
Street Address	City	State	Zip Code
Tax ID or Social Security Number	Date of Birth (Month/Day/Year)		/ /
Contingent Beneficiary	Relationship to Annuitant
Street Address	City	State	Zip Code
Tax ID or Social Security Number	Date of Birth (Month/Day/Year)		/ /

PLAN
Plan Name		☐ Flexible Premium ☐ Single Premium			Annual Premium $
MARKET	☐ Non-qualified	☐ 403(b)	☐ 401(k)	☐ 501(c)(3)	☐ SEP*
	☐ IRA*	☐ ROTH IRA*	☐ SIMPLE IRA*		☐ Other
	☐ Pension Plan	Please indicate if Profit Sharing or Money Purchase (circle one)			*Contribution is for______ tax year
ROLLOVER	☐ Yes ☐ No	Amount of Transfer $	Are any funds the result of a transfer from a Qualified Plan?		☐ Yes ☐ No

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RIDERS/BENEFITS
☐ Guaranteed Minimum Withdrawal Benefit (GMWB)
Covered person:  ☐ Annuitant  ☐ Owner  ☐ Beneficiary
For qualified contracts, the Covered Person must be the Owner.

☐ Guaranteed Minimum Death Benefits (GMDBs)
☐ Annual Ratchet Guaranteed Minimum Death Benefit Option (Affinity VA only)
☐ Enhanced Combination Guaranteed Minimum Death Benefit Option (Affinity VA only)

BILLING INFORMATION
PAYMENT MODE	☐ Ann	☐ SA	☐ Qrtly	☐ Mo	COLLECTION TYPE	☐ PAC	☐ GA	☐ CB	☐ FAP	☐ Single
Send Notices and Statements to:		☐ Annuitant	☐ Owner		☐ Other (provide name and address)
Branch of Service for Government Allotment					Payor’s SSN for GA

REPLACEMENT
1) Do you have any existing annuity contracts or life insurance policies?	☐ Yes ☐ No
2)    Will any existing life, health, or annuity contract be lapsed, reissued, surrendered, or converted (to reduce amount of payment or period of coverage, including surrender options) if the proposed contract is issued?
☐ Yes ☐ No
3) Will the proposed contract be part of an Internal Revenue Code Section 1035 Exchange?	☐ Yes ☐ No

PREMIUM ALLOCATIONS
Initial Premium $______________________________
For the Guaranteed Minimum Withdrawal Benefit, allocate premiums to designated subaccounts on Form M689.
Select initial premium allocations on Form M511.  Show percent allocated to each fund.  Use whole percentages – total must equal 100%.
A maximum of 15 fund selections is available at any one time.

MONTHLY DOLLAR COST AVERAGING
☐ Match initial premium allocations shown on Form M511.
If fund selection options for the Monthly Dollar Cost Averaging Plan are different than the initial premium allocations, make fund selections for this plan on Form M511.
To participate in the Monthly Dollar Cost Averaging Plan, a percentage must be directed to the Federated Hermes Government Money Fund II – S subaccount when selecting the initial premium allocation.
Transfer $____________ monthly over a____________ month period from the Federated Hermes Government Money Fund II – S subaccount to the selected subaccounts.  The Monthly Dollar Cost Averaging Plan may be elected for a period from 3 to 36 months.
For the Guaranteed Minimum Withdrawal Benefit, transfer $___________ monthly over a_________ month period from the Federated Hermes Government Money Fund II – S subaccount to the selected designated subaccounts.  The Monthly Dollar Cost Averaging Plan may be elected for a period from 3 to 12 months.
At least $250 must be transferred from the Federated Hermes Government Money Fund II – S subaccount each month.  Transfers under this plan may not commence until the later of: (1) 30 days after the contract date; or (2) five days after the end of the free look period.
Transfers made under this plan will not count toward the six free transfers permitted each contract year.
To start this plan in the future, you must complete a Dollar Cost Averaging Request Form and send it to Kansas City Life.

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QUARTERLY PORTFOLIO REBALANCING
☐Match initial premium allocations shown on Form M511.
If fund selection options for the Quarterly Portfolio Rebalancing Plan are different than the initial premium allocations, make fund selections for this plan on Form M511.
Fixed account assets will not be included in the Quarterly Portfolio Rebalancing Plan.
If you are not currently participating in the Monthly Dollar Cost Averaging Plan, Kansas City Life will redistribute funds in the variable account on a quarterly basis according to the percentages selected, provided the account is in good order.  The Quarterly Portfolio Rebalancing Plan will not be available until the Monthly Dollar Cost Averaging Plan has been completed.
If you make a change to premium allocations, we automatically change Quarterly Portfolio Rebalancing allocations to match the new premium allocations, unless you give us other instructions.
Any requested transfer, either by written request or telephone transfer, will automatically cancel the Quarterly Portfolio Rebalancing Plan, unless you authorize a change in premium allocation at that time.  You may also cancel this plan by sending a written notice to Kansas City Life.
Transfers made under this plan will not count toward the six free transfers permitted each contract year.
To start this plan in the future, you must complete a Quarterly Portfolio Rebalancing Request Form and send it to Kansas City Life.
If you have the Guaranteed Minimum Withdrawal Benefit, your contract will be automatically placed on Quarterly Portfolio Rebalancing.

ACCESS AUTHORIZATIONS
☐ Yes ☐ No
If answered Yes, I am giving Kansas City Life authority to honor telephone instructions from me to transfer among subaccounts and the fixed account, change the premium allocation, change Dollar Cost Averaging allocations, or change Portfolio Rebalancing allocations.

☐ Yes ☐ No
If answered Yes, I am giving the Registered Representative/Agent of Record authority to transfer among subaccounts and the fixed account, change the premium allocation, change Dollar Cost Averaging allocations, or change Portfolio Rebalancing allocations.

This authorization is subject to the terms and provisions in the contract and prospectus.  Kansas City Life will not be held liable for any loss, liability, cost, or expense for acting on the telephone instructions.  Kansas City Life’s liability for erroneous transactions, unless clearly contrary to instructions received, will be limited to the correction of the allocations on a current basis.  I understand that Kansas City Life will provide written confirmation of the telephone transaction, and that Kansas City Life will monitor and record my telephone call.

SWITCH/REPLACEMENT DISCLOSURE
Since most investments are and should be considered long term in nature, we feel it is necessary to review your understanding of your current position and the possible consequences of switching and/or exchanging your investment.
Reason for requesting switch/replacement:________________________________________________________________________________________________________

Please acknowledge the following statements by placing a check mark next to each statement.  If the statement does not apply, indicate N/A.

____________________	This exchange will result in a surrender charge on my current investment of _______%.
____________________	This exchange subjects my investment to a surrender charge for the next _______ years.
____________________	This exchange may result in a taxable gain on the liquidation of my current investment.
My representative and I have reviewed the above items and have carefully considered my selection and believe that it coincides with my investment objectives.
Name and Insurer of product being replaced___________________________________________________________________________

SPECIAL REQUESTS	(contract date, additional contract, existing PAC or CB number, etc.)

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TAXPAYER IDENTIFICATION NUMBER CERTIFICATION
Under penalties of perjury, I certify that:
1.    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c)  the IRS has notified me that I am no longer subject to backup withholding; and
3.    I am a U.S. citizen or other U.S. person (defined below); and
4.    The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Certification instructions.  You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.  For real estate transactions, item 2 does not apply.  For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Annuitant’s Signature (if under 15, parent/guardian signature)	Owner’s/trustee’s Signature (if other than Annuitant)
Definition of a U.S. person.  For federal tax purposes, you are considered a U.S. person if you are:
• An individual who is a U.S. citizen or U.S. resident alien;
• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
• An estate (other than a foreign estate); or
• A domestic trust (as defined in Regulations section 301.7701-7).

AGREEMENT AND ACKNOWLEDGEMENT
By signing below, you agree and acknowledge that:
1. The annuity contract values are based on the separate account assets and are not guaranteed.  Values may increase or decrease daily depending on the contract’s investment results;
2.      No minimum cash value is guaranteed;
3. This variable annuity plan is a long-term commitment to meet financial goals; and I acknowledge receipt of the most recent prospectus dated_______________ ;
4.      The variable annuity plan applied for is suitable for your investment objectives, financial situations, and needs;
5. You have read the application and all statements and answers as they pertain to you and these statements and answers are true and complete to the best of your knowledge and belief;
6. The statements and answers in the application are the basis for any contract issued by the Company and no information regarding any proposed Annuitant or Owner will be considered to have been given to the Company unless it is stated in the application;
7. You will notify the Company of any changes in the statements or answers given in the application between the time of the application and the delivery of the contract;
8. A sales representative does not have the Company’s authorization to accept risk, pass on insurability, or make, void, waive, or change any conditions or provisions of the application, contract, or receipt, as applicable;
9. The Company will have no liability until a contract is issued on this application and delivered to and accepted by the Owner and the first premium due is paid in full while each proposed Owner and Annuitant is alive.
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Dated at_________________________________________________this __________ day of________, 20______
City, State                                                                       Month       Year

Annuitant’s Signature (if under 15, parent/guardian signature)	Owner’s/trustee’s Signature (if other than Annuitant)

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STATEMENT OF AGENT
Does the proposed Annuitant have any existing annuity contracts or life insurance policies?    ☐ Yes   ☐ No
To the best of my knowledge, the annuity applied for in this application    ☐ will    ☐ will not replace existing insurance.

%
Agent Code	Registered Representative/Agent Signature*	Split Percent	Agency Code	Agency

%
Agent Code	Signature of Other Agent* (if split case)	Split Percent

%
Agent Code	Signature of Other Agent* (if split case)	Split Percent

%
Agent Code	Signature of Other Agent* (if split case)	Split Percent

BROKER-DEALER INFORMATION

broker-dealer name (print)	r/r code	registered representative/agent phone number

broker-dealer address	broker-dealer authorized signature
*Registered Representative/Agent Certification
By signing above, the Registered Representative/Agent certifies that he/she is NASD registered and state licensed for variable annuity contracts in the appropriate state.

All checks must be made payable to Kansas City Life Insurance Company.
Do not make the check payable to the registered representative/agent or leave the payee blank.
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